UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2016

YOU HAN DATA TECH COMPANY LTD.

(Exact name of registrant as specified in charter)

Nevada	000-51973	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8-5-128 Jichexiaoqu, Chanchun, Jilin, China
(Address of principal executive offices)	(Zip Code)

949-419-6588

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms "we", “us", “our", the “Company" refer to You Han Data Tech Company Ltd., a Nevada corporation.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On March 16, 2016, Zongfeng Dai resigned as Chief Executive Officer, Principal Executive Officer, President and Secretary and as a member of the Board of Directors. Zongfeng Dai’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On March 16, 2016, Meng Hao was appointed as Chief Executive Officer, Principal Executive Officer, President and Secretary and as a member of the Board of Directors. His biography is as follows:

Meng Hao

Mr. Hao is 36 years old and in 2004 graduated from the Beijing Jiatong University with a Bachelor's Degree in Management Information and Information Systems. Mr. Hao was employed by Changshu Chang Precious Metals for the last 5 years as an Operations Manager where he was responsible for production and overall exploration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOU HAN DATA TECH COMPANY LTD.

Date: March 17, 2016	By:	/s/ Meng Hao
Meng Hao, CEO